Exhibit 99.1
Dycom Industries, Inc. (NYSE: DY) Q3 2025 Results Conference Call November 20, 2024 9:00 AM ET

CORPORATE PARTICIPANTS

Steven E. Nielsen, Chief Executive Officer & Director, Dycom Industries, Inc.
Ryan F. Urness, Vice President, General Counsel & Corporate Secretary, Dycom Industries, Inc.
Daniel S. Peyovich, President, Dycom Industries, Inc.
H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

OTHER PARTICIPANTS

Adam Thalhimer, Analyst, Thompson, Davis & Company, Inc.
Alexander Waters, Analyst, BofA Securities, Inc.
Min Cho, Analyst, B. Riley Securities, Inc.
Frank Louthan, Analyst, Raymond James & Associates, Inc.
Sangita Jain, Analyst, KeyBanc Capital Markets, Inc.
Eric Luebchow, Analyst, Wells Fargo Securities LLC
Jean Ramirez, Analyst, D.A. Davidson & Co.
Avinatan Jaroslawicz, Analyst, UBS Securities LLC
Alan Mitrani, Analyst, Sylvan Lake Asset Management LLC

MANAGEMENT DISCUSSION SECTION

Operator

Good day and thank you for standing by. Welcome to the Dycom Industries, Inc. Third Quarter 2025 Results Conference Call. At this time, all participants are in a listen-only mode. After the speakers’ presentation, there will be a question-and-answer session [Operator Instructions] Please be advised that today’s conference is being recorded. I would now like to hand the conference over to Mr. Steven Nielsen, Chief Executive Officer. Please go ahead, sir.

Steven E. Nielsen
Chief Executive & Director Officer, Dycom Industries, Inc.

Thank you, Operator. Good morning, everyone. Thank you for attending this conference call to review our third quarter fiscal 2025 results. Going to slide 2. During this call we will be referring to a slide presentation which can be found on our website’s investor center main page. Relevant slides will be identified by number throughout our presentation. Today we have on the call Dan Peyovich, our President and incoming Chief Executive Officer, Drew DeFerrari, our Chief Financial Officer, and Ryan Urness, our General Counsel.

Now I will turn the call over to Ryan Urness.

Ryan F. Urness
Vice President, General Counsel & Corporate Secretary, Dycom Industries, Inc.

Thank you, Steve. All forward-looking statements made during this conference call are provided pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all comments reflecting our expectations, assumptions or beliefs about future events. These forward-looking statements are subject to risks and uncertainties which may cause actual results to differ materially from current projections, including those risks discussed in the Company’s filings with the US Securities and Exchange Commission. Forward-looking statements are made solely as of the original broadcast date of this conference call and we assume no obligation to update any forward-looking statements. Steve?

Steven E. Nielsen
Chief Executive Officer & Director, Dycom Industries, Inc.

Thanks, Ryan.

As announced last June, I am retiring at the end of this month from Dycom after over 30 years of service, 25 as CEO. This earnings call is my last. Accordingly, I will review this past quarter, Dan will review industry opportunities and operational highlights while Drew will cover our financial performance and outlook. Dan and Drew will handle Q&A. After the Q&A, I will have a few final remarks.

Before I review our third quarter results, I would like to thank my fellow employees for their hard work and dedication. Your efforts make Dycom the special place it is, and I am so proud of what we have built together. To our directors, thanks for your wisdom, guidance and oversight over these last 25 years. I leave Dycom a much better leader because of you. To my fellow shareholders, your support as I have led our company has been invaluable. Thanks for the opportunity to benefit from your counsel and the market’s discipline.

And finally, Dan, I am so excited for you and Dycom as you and your strong team lead our company to a bright future. I firmly believe Dycom’s opportunities have never been greater, and I leave Dycom well assured that you and your team will take full advantage of those opportunities to the great benefit of customers, employees and shareholders. You have my full confidence and the support of the entire company.

Now, moving to slide 4 and a review of our third quarter results. As we review our results, please note that in our comments today, and in the accompanying slides, we reference certain Non-GAAP measures. We refer you to slides 12 through 18 for a reconciliation of these Non-GAAP measures to their corresponding GAAP measures.

Turning to the quarter. Revenue increased year over year to $1.272 billion, an increase of 12.0%. Organic revenue increased 7.6%. As we deployed gigabit wireline networks, wireless/wireline converged networks and wireless networks, this quarter reflected an increase in demand from 3 of our top 5 customers. Non-GAAP Gross margin was 20.8% of revenue and increased 45 bps compared to Q3 of fiscal 2024. Non-GAAP General and administrative expenses were 7.8% of revenue. And all of these factors generated Adjusted EBITDA of $170.7 million, or 13.4% of revenue, and Adjusted Earnings Per Share of $2.68. Liquidity was strong at $462.8 million.

And during the quarter, we completed the acquisition of Black & Veatch’s public carrier wireless telecommunications infrastructure business.

Now I will turn the call over to Dan for a business update.

Daniel S. Peyovich
President, Dycom Industries, Inc.

Thank you, Steve and good morning, everyone. I’d like to start by expressing my gratitude for the support and partnership Steve has provided throughout this transition. His guidance has firmly established our company as an industry leader. On behalf of the board of directors and all our employees across the country, I want to extend our deepest thanks to Steve for his dedication over the past 25 years.

I’d like to welcome Kevin Wetherington, who joined as our new Chief Operating Officer in October. Kevin brings over 25 years of experience in leading national operations with large, distributed workforces across the country. Kevin has already been out in the field with a number of our subsidiaries and met with customers as he steps in to lead operations across Dycom. We are delighted to have him join our executive team.

Moving to our results. We delivered another strong quarter with year-over-year growth in both revenue and EBITDA.

We are encouraged to see continued and additional strategic transactions (including refinancings) and commitments to increase capital expenditures by many of our customers with some customers also increasing homes passed expectations. We work hard to deliver quality every day and we believe we are well-positioned to capitalize on these opportunities. Fiber-to-the-home work and our maintenance and operations services are a core part of our business, and we secured both extensions and new awards in a number of markets for these services from AT&T during the quarter.

We are excited about the increasing opportunities we see related to AI, including expansive new national deployments of high-capacity, low-latency inter and intracity networks. We believe we are in the early stages of a broad set of significant opportunities with a number of customers as hyperscalers look to connect their data centers with long-haul, private, redundant fiber networks. During the quarter, we received an award from Lumen for the expansion of their inter and intracity fiber network to provide additional capacity for hyperscalers.

The integration of our recent wireless acquisition is going well, and we are seeing the anticipated ramp in wireless network modernization and deployment services. We remain comfortable with our initial revenue expectations for this acquisition and we continue to integrate, and execute on, anticipated synergies.

Lastly, we continue to see unprecedented levels of federal and state support for rural broadband deployment programs. We believe the magnitude and importance of these programs should not be under appreciated as they address some of the more difficult locations to deploy in America and represent a generational deployment opportunity. We continue to believe that we will see revenue opportunities from BEAD in the second half of calendar 2025 ramping into 2026.

In summary, we executed well during the quarter and continue to capitalize on opportunities across our industry. We believe that the long-term value of our maintenance and operations business will continue to increase relative to our deployment of wireline and converged networks, as those deployments dramatically increase the amount of outside plant that must be extended and maintained. As customer projects increase in scope and complexity, our industry focus, scale and financial strength position us well to deliver valuable services and anticipate and meet the demands for our customers. We believe that we are building momentum in the markets we serve as we pursue our vision to connect America.

I would like to acknowledge our 16,000 employees for their dedication to delivering for our customers safely every day. We have grown significantly over the past several years and have unprecedented opportunities ahead of us. Our results and continued success are because of you, thank you.

I will pass the call to Drew for his financial review and outlook. Drew?

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Thanks Dan and good morning, everyone. Going to slide 6. Contract revenues were $1.272 billion, an increase of 12.0% compared to Q3 2024. Organic revenue increased 7.6%, after excluding revenue from acquired businesses each period, storm work from the current quarter and revenue from a change order and project closeout in the prior year quarter. A presentation of these amounts can be found in our press release and materials for today’s call.

Adjusted EBITDA was $170.7 million, or 13.4% of contract revenues, an increase of 52 basis points compared to $143.2 million, or 12.9%, in Q3 2024. Gross margin improved 45 bps to 20.8% of revenue compared to 20.4%. For comparative purposes, the prior year Adjusted EBITDA and gross margin exclude the impacts of a change order and closeout of several projects reported in Q3 2024. G&A this quarter included incremental stock-based compensation of $7.1 million related to the CEO transition and acquisition integration costs of $4.2 million related to the Q3 2025 acquisition. Excluding these amounts, Non-GAAP G&A expenses were 7.8% of revenue compared to 7.7% in Q3 2024. Non-GAAP Net Income increased to $2.68 per share, compared to $2.23 per share in Q3 last year, after excluding $0.59 for the change order and project closeout benefit last year in Q3.

Going to slide 7. During the quarter our top 5 customers combined produced 55.7% of revenue and grew organically 16.7%.

AT&T was our largest customer at $265.6 million, or 20.9% of revenue, and grew organically 58.4%. Lumen was our second largest customer at $146.4 million, or 11.5% of revenue. Our third largest customer was at $104.9 million, or 8.2% of revenue, and grew 50.2% organically. Comcast was at $102.7 million, or 8.1% of revenue. And finally, Brightspeed was our fifth largest customer at $88.6 million, or 7.0% of revenue, and grew 43.3% organically. All other customers decreased slightly on an organic basis.

Going to slide 8. Backlog at the end of the third quarter was $7.856 billion versus $6.834 billion at July 2024, an increase of over $1.0 billion. Of this backlog, approximately $4.467 billion is expected to be completed in the next 12 months. Headcount was 15,980.

Going to slide 9. Our financial position and balance sheet remains strong. Cash and equivalents were $15.3 million and liquidity was $462.8 million. At the end of Q3, we had $450 million of Term Loan and $155 million of drawn Revolving Credit Facility borrowings which was used for acquisition funding during the quarter. Additionally, we have $500.0 million of Senior Notes outstanding. Our capital allocation continues to prioritize organic growth, followed by M&A and opportunistic share repurchases, within the context of our historical range of net leverage.

Going to slide 10. Cash flows from operating activities were $65.8 million in Q3. The combined DSOs of accounts receivable and net contract assets were 119 days. Capital expenditures were $66.4 million, net of disposal proceeds and gross cap-ex was $74.6 million. During Q3 we acquired a wireless telecommunications infrastructure business for $150 million in cash.

Going to slide 11. As we look ahead to the fourth quarter, we expect total contract revenues to increase mid-to-high single digit as a percentage of contract revenues compared to $952.5 million in Q4 2024. Included in the expectation for Q4 2025 is approximately $35.0 million of revenues from acquired businesses not owned for the entirety of both the current and prior year quarters. For comparison purposes, there were no acquired revenues from these businesses in Q4 2024. As a result, organic revenues are expected to increase low-to-mid single digit as a percentage of contract revenues. Our outlook for Q4 reflects normal seasonal factors such as fewer available workdays due to the holidays, reduced daylight work hours, and inclement winter weather conditions. These seasonal factors as well as additional operating costs to initiate work on a number of new awards are also expected to impact earnings.

For Q4 2025, we expect Non-GAAP Adjusted EBITDA percentage of contract revenues to increase approximately 25 basis points compared to 9.8% in Q4 2024. Other expectations about the Q4 outlook include, $9.9 million of amortization expense, $9.3 million of stock-based compensation, which includes $2.1 million of incremental expense related to the CEO succession transition, $16.5 million of net interest expense, a 26.0% Non-GAAP effective income tax rate, and 29.5 million diluted shares.

As I wrap up, I would like to personally say thank you to Steve for your leadership and dedicated service to the Company over the past three decades. I wish you well in your retirement. I’m excited to work alongside Dan and our dedicated team as we continue to grow the business and focus on delivering long-term value for our shareholders.

Operator, this concludes our prepared remarks. You may now open the call for questions.

QUESTION AND ANSWER SECTION

Operator

Thank you. [Operator Instructions] And our first question will come from Adam Thalhimer from Thompson Davis. Your line is open.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Hey. Good morning, guys. Nice quarter. And Steve, congrats on your last conference call.

Steven E. Nielsen
Chief Executive Officer & Director, Dycom Industries, Inc.

Very heartfelt, Adam. I'm sure.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Hey, Drew, can you actually just pick up where you left off? You talked about startup, incremental costs in Q4 related to the startup of large programs. Can you just flesh that out a little bit for us?

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Yeah, Adam, thanks for the question. So, as we've done in the past, we've announced new awards. We're pleased to have a number of new awards and extensions, and as Dan called out, on the Lumen award as well. And so, we've got some costs that we've been – these are a number of new areas for us, so there are some costs expected in the quarter as we ramp up in the next year. The other thing I would add there is we continue to ramp on the recent acquisition. And so, we've got a little bit of cost there as well.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.

And then, can you talk about the – what you got from Lumen in the quarter versus the total Lumen – or AI opportunity, because the backlog went up basically by the Black & Veatch acquisition, I think.

Daniel S. Peyovich
President, Dycom Industries, Inc.

Yeah. Hey, good morning, Adam. This is Dan. So, first, we're not going to size the revenue of our backlog opportunities, including the Lumen AI deal. We're very excited to continue our partnership there, certainly believe that we got our fair share. And really, I want to point out that we view this as kind of the start of what's to come for the data centers. As the hyperscalers look to connect and extend their data centers across the country in this new surge of long-haul activity, we really see this as being a significant potential opportunity, and excited to have the partnership with Lumen to get this started, but having a lot of conversations with other customers, having a lot of conversations with hyperscalers, and believe this could be significant in the years to come.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.

I'll turn it over. Thanks, guys.

Operator

Thank you. Our next question will come from Alex Waters from BofA. Your line is open.

Alexander Waters
Analyst, BofA Securities, Inc.

Hey, good morning. Thanks so much for taking my questions. Maybe just first off here, Dan, I think in your script, you noted the BEAD opportunity kind of 2H 2025 and 2026. It seems like it's changed a little bit from last quarter when I think it was noted 2Q. Maybe if you could just describe that a little bit more.

Daniel S. Peyovich
President, Dycom Industries, Inc.

Yeah. Good morning. Thanks, Alex. Last quarter, what we talked about was being in the second half, the third quarter of 2025. We still believe that we can see revenue in that timeframe. We're just talking about probably the significant ramp being in 2026. I'm sure everybody saw Louisiana made some announcements yesterday. Certainly excited to see that 95% of that ended up being fiber. We'll see how it all plays out, but certainly a good start. And collectively, with the amounts that would be contributed from the subgrantees there, that's over $1 billion in fiber construction for Louisiana alone. So, excited to see how it plays out, and we'll see on timing, but we still believe, yeah, back half of 2025, ramp into 2026.

Alexander Waters
Analyst, BofA Securities, Inc.

Okay. Perfect. Thanks. And then maybe just on kind of the all other customers bucket, it seems like that was down 9% year-on-year. Maybe just could you talk about what you're seeing from these customers and kind of what the expectations are going forward?

Daniel S. Peyovich
President, Dycom Industries, Inc.

Yeah. No, it's a good question. So, the way we look at it, and we understand that's how we show it on the slide there, the way we look at it, we have a lot of customers that are moving in and out of the top five. We're very pleased with the breadth of our customers, and we have a number of customers now. Six, seven, and eight are all in the $80 million range. So as those folks move in and out, it does affect the overall numbers. So, we really like to look at, if you look at the top-10 customers, which represents about 75% of our revenue, they increased 17% this quarter. So, we feel that's a better guide.

Alexander Waters
Analyst, BofA Securities, Inc.

Perfect. Thanks so much. Steve, congratulations again.

Steven E. Nielsen
Chief Executive Officer & Director, Dycom Industries, Inc.

Thank you.

Operator

Thank you. Our next question will come from Alex Rygiel from B. Riley Securities. Your line is open.

Min Cho
Analyst, B. Riley Securities, Inc.

Hi there. Good morning. This is actually Min on for Alex. Steve, first, I want to thank you for this great and long run, just wishing you the best in retirement. So, my first question has to do with, in terms of the BEAD funding, obviously it looks like you're not really expecting much change in terms of funding support, but can you just provide any update on your thoughts just under this Trump administration – under a new Trump administration?

Daniel S. Peyovich
President, Dycom Industries, Inc.

Yeah. Good morning, Min. The first thing I'd say is we are seeing some things coming out, the likely stance from the new administration around net neutrality, digital discrimination, those would be good for our customers, good for our industry. On the bulk of it, of course, for all of us, still too early for us to speculate that. What we would continue to say, bipartisan support when BEAD was passed, both the current and previous administration supported getting broadband to rural homes, and we believe that will continue.

There's no doubt that coming out of COVID that high-speed internet is a priority, getting that out to rural homes and every home in America, really, we look at it the same way as power was 90 years ago. So, we strongly believe that that's going to happen. Some questions around timing and exactly how it's going to play out, but again, some of these early awards, what we're seeing in Colorado and the participation there, we believe those are all good signs.

Min Cho
Analyst, B. Riley Securities, Inc.

Excellent. Also, can you just provide any kind of detail around how the integration of Black & Veatch is going so far? And what were your wireless revenues in the quarter?

Daniel S. Peyovich
President, Dycom Industries, Inc.

Sure. The integration is going well. The work that they're doing for the equipment replacements is ramping up a little bit quicker than we expected, so we like to see that. And overall, it's been a good acquisition for us, and the team is gelling well and getting ramped up towards next year.

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Yeah. And, Min, this is Drew. I'll jump in here as well. So, we had about $4.2 million of integration costs in the quarter there. We expect some modest costs coming up in Q4 as well, but we're seeing a nice ramp there.

Min Cho
Analyst, B. Riley Securities, Inc.

Okay. And what were your total wireless revenues?

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Oh, and wireless revenues right around – just over 4.5% of revenue for the quarter.

Min Cho
Analyst, B. Riley Securities, Inc.

Great. Thank you.

Operator

Thank you. And our next question will come from Frank Louthan from Raymond James. Your line is open.

Frank Louthan
Analyst, Raymond James & Associates, Inc.

Great. All right. Thank you. And, Steve, congratulations on the career and finishing the last earnings call here. I appreciate all the help over the years. So, I just wanted to check on as far as the guide, I assume any potential storm cleanup revenue is not in the guide, but can you give us an idea of what you think that impact will be on the fourth quarter? Will it be, more or less, do you think, from Q3? And any impact to the regular business from – related to the storms? Thanks.

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Yeah. Frank, this is Drew. Thanks for the question. And so, certainly, our first focus on the storm work is helping our customers get service restored in these areas. We had about $46 million in Q3, and that number has tapered off quite a bit as we roll into Q4. So, not reflecting that, not calling out specific storm work in the guide at this point.

And then, as far as disruption, in Q3, I would tell you, we had four storms affecting our areas. So, there is a little bit of tradeoff of work there that normally – the normally scheduled work that would have gotten done. But as we're moving into Q4, there's not really that displacement in the period.

Frank Louthan
Analyst, Raymond James & Associates, Inc.

Okay. Thank you. And as far as some of these AI builds that you're seeing, is – relative to maybe a few months ago, are you seeing these be more substantially related to larger long-haul projects versus short spurs off of networks that we maybe have seen previously?

Daniel S. Peyovich
President, Dycom Industries, Inc.

Yeah. Good morning, Frank. Quarter-over-quarter, we've just seen certainly more and more information, more and more of the hyperscalers talking about the need, certainly committing CapEx and future CapEx towards the endeavor. You know, I think exactly how the shape of the curve plays out remains to be seen. But the conversations that we're having certainly have to do with long haul. They need to – ultimately, they're trying to increase their capacity. They're looking for redundancy. When we think about redundancy, if that's redundancy of routes, that could be significant from a long-haul perspective.

And then, you have connection of the existing data centers, but as they kind of get the power side figured out and start building new data centers, we've got extensions to the new data centers as well. So, all combined, we believe that not only is it going to be a significant opportunity in the shorter term, we still think that there's going to continue – as they fill those out, that it could be there for a number of years.

Frank Louthan
Analyst, Raymond James & Associates, Inc.

All right. Great. Thank you very much.

Operator

Thank you. Our next question comes from Sangita Jain from KeyBanc Capital Markets. Your line is open.

Sangita Jain
Analyst, KeyBanc Capital Markets, Inc.

Yeah. Thank you so much for taking my question. So, if I can ask one on Gigapower. I think it showed up for the first time as your top-10 customers. Can you talk a little bit more about how you see that growing in the near term?

Daniel S. Peyovich
President, Dycom Industries, Inc.

Yeah. So, we've been working with Gigapower for a couple of years now. Very much enjoy our relationship there. The project's going well. As I mentioned before, as some of these customers move in and out with the breadth of our business now, it just so happened that this quarter they moved into the top 10. So, pleased with that and we'll continue with those builds.

Sangita Jain
Analyst, KeyBanc Capital Markets, Inc.

Great. And on your Lumen work and any other data center type work that you're looking at, is there a difference in how you price them or a margin profile for those versus your standard fiber-to-the-home type work?

Daniel S. Peyovich
President, Dycom Industries, Inc.

Yeah. Thanks, Sangita. The first thing I would say is we're certainly not going to talk about pricing kind of theory on the call. What I would tell you is, we look at the opportunities, we look at the risk, we look at the size of the opportunities as we're putting all those things together. Again, I do want to just reinforce that we're excited about the Lumen award, but the opportunity that's out in front of us in the data center space is significant. And in addition to that, we still have, as everybody noted this quarter, Verizon and Frontier, the transaction got approved by the shareholders. What they've talked about now is adding an incremental 7 million to 12 million passings from what we saw before.

So if you look prior to third quarter, there's already over 9 million passings, added incremental this year, you have another 7 million to 12 million. We'll see what AT&T says in their upcoming call on December 3. That could be another 10 million to 15 million. So, significant opportunities still there. We're very much excited about the opportunity to continue these fiber-to-the-home passings, and it's just great to see our customers continue to add CapEx and increase some of these homes passed. So, significant opportunities.

And then, of course, we got asked about BEAD before. Not just BEAD, all of the funding that goes towards rural, whether it's the state programs, whether it's BEAD and whether it's everything else, we still see that that is going to continue to shape well as we look towards next year. And when we combine all three of those opportunities, again, we look forward to the business and just see tons of growth potential. And we're going to work hard to see if we can capitalize on that.

Sangita Jain
Analyst, KeyBanc Capital Markets, Inc.

Great. Thank you so much for taking my questions.

Operator

Thank you. And our next question comes from Eric Luebchow from Wells Fargo. Your line is open.

Eric Luebchow
Analyst, Wells Fargo Securities LLC

Great. Thanks for taking the question. And Steve, best of luck on the next stage into retirement. So, just to kind of talk about some of the large opportunities you have, the AI data center build, the BEAD program potentially picking up. Dan, maybe you could talk about whether you'll kind of have to ramp up your labor force to meet all this demand into the next year or so, and any color on what the environment is like for hiring new employees, whether they're direct Dycom employees or subcontractors.

Daniel S. Peyovich
President, Dycom Industries, Inc.

Yeah. Good morning, Eric. Appreciate the question. The first thing I'd say, we're strategic and disciplined in the way that we look at talent. We're making investments on training programs. We're making investments in facilities and something we're always trying to stay ahead of. We don't stock up a ton of labor ahead of opportunities. We really want to wait to see how the opportunities develop. You know, what I would point out, a couple of years ago, we grew almost 22% in one year. Really proud of the job that our teams did to stay ahead of that from a labor perspective. We'll see how everything shapes out. To your point, we have a lot of factors that are coming together, and we've got to see what that shape looks like. But we feel confident that our teams can stay ahead of it. It’ll certainly take significant effort, but we feel good about our position there.

Eric Luebchow
Analyst, Wells Fargo Securities LLC

And then...

Daniel S. Peyovich
President, Dycom Industries, Inc.

And then the second – sorry...

Eric Luebchow
Analyst, Wells Fargo Securities LLC

Yeah. Sorry. Go ahead.

Daniel S. Peyovich
President, Dycom Industries, Inc.

On your second question, you asked about mix for subcontractors. That depends on project by project, geography by geography. And sometimes, during the time of the project, we might start with more subcontractors to begin, and we might work in towards our labor forces. So, always foresee a mix there.

Eric Luebchow
Analyst, Wells Fargo Securities LLC

Got you. And I think the last earnings call, you mentioned that some of your smaller customers, you expect that they may slow a little bit near term as they were kind of assessing opportunities under the BEAD program in their core market. So, I just wanted to see if you think that's still the case over the next couple of quarters as we get more clarity on state awards from BEAD. And any – how that has tracked so far versus the expectations you laid out last quarter?

Daniel S. Peyovich
President, Dycom Industries, Inc.

Sure. Yeah. So, this quarter, we did see just a little bit come down from our co-ops, when we look at it sequentially quarter-over-quarter. And we really do believe that that has to do with them waiting to see how BEAD is going to shake out and with our funding lies. Again, looking at the Louisiana results, good to see some of our co-op customers in that mix. As they pick up some of that work, we think that that revenue is going to continue to move forward.

Eric Luebchow
Analyst, Wells Fargo Securities LLC

Great. Thank you, Dan.

Operator

Thank you. [Operator Instructions] And our next question will come from Jean Ramirez from D.A. Davidson. Your line is now open.

Jean Ramirez
Analyst, D.A. Davidson & Co.

Thank you. Just want to clarify, your cost of revenue in G&A – SG&A for the next quarter, is it in line with 3Q, or is there going to be a bit of a step up like you mentioned earlier?

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Thanks, Jean. This is Drew. So, Q4 is going to, certainly from a gross margin perspective, be impacted by the Q4 conditions around available workdays, available work hours, winter weather conditions as well. And so, typically, we see some sequential impacts associated with that. And then from a G&A perspective, there are certain seasonal costs that come through there as well, as the business seasonally comes in, there are certain costs there that come down, but it's something that we tightly manage.

Jean Ramirez
Analyst, D.A. Davidson & Co.

Thank you. And regarding the BEAD program, can you clarify whether you – when will you actually start – I guess, the better question is, from your talks with your clients, when do you expect the actual building of fiber deployment? Will it be more towards the end of next fiscal year, going into 2026? Or are you seeing more immediate turnarounds given how fast the BEAD program is expected to accelerate now that we've passed the second phase?

Daniel S. Peyovich
President, Dycom Industries, Inc.

Yeah, I think...

Jean Ramirez
Analyst, D.A. Davidson & Co.

Yeah, any color on that?

Daniel S. Peyovich
President, Dycom Industries, Inc.

For sure. Thanks, Jean. This is Dan. So, again, I think Louisiana's kind of first out of the gates. Those are preliminary awards. So, we've got to see when they get to the actual awards. This is something we're tracking both with our customers. We're talking to the different state broadband programs as well. There's a lot of engineering to be done. There's a lot of permitting to be done. So, there is some time – even from when we get to start talking to our customers about potential opportunities and awards, there's time after that to really get through that cycle. And that's why we think that we'll really start to see some revenue in the back half, latter half of calendar 2025, and then ramping into 2026 as those programs themselves ramp up.

Jean Ramirez
Analyst, D.A. Davidson & Co.

Thank you. And just, again, going back to the backlog question, I guess you're not parsing out what would be organic backlog. But if you're taking that 12-month number, what is the cadence of the backlog distribution through – or the burn rate through next year? Will it be more second-half weighted, or do you see some similarities compared to this year?

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Yeah, I'll jump in there. So, pleased with the awards that we announced, the benefits that we see there both in the next 12 months as well as the total backlog. We're not going to disaggregate the timing of that. I would just reiterate that we're happy to see that increase. And then, the other thing I would add is that, as we talked about in the past, it's not always tightly correlated to the revenue growth. That being said, I think the higher overall number as well as the next 12-month number is a nice starting point as we're looking ahead.

Jean Ramirez
Analyst, D.A. Davidson & Co.

Well, I appreciate your time. Thank you so much. And Steve, congratulations and best of luck on your next chapter.

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Thank you.

Operator

Thank you. Our next question comes from Avi Jaroslawicz from UBS. Your line is open.

Avinatan Jaroslawicz
Analyst, UBS Securities LLC

Hi. Good morning, guys. Thanks for taking the question. Just wanted to unpack what's driving the organic growth slowdown, slight deceleration into Q4 here.

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Sure. This is Drew. Avi, I'll jump in on that. So, one, we had a strong Q3, as we've provided in our outlook, we see mid- to high-single-digit total growth, in that low to mid organic growth. We've had some customers, we called this out on the last call, that had a stronger front half of the year that are a bit slower in the back half of the year. And then, certainly, as we work into our Q4, as I mentioned with the available days, hours, et cetera, and weather, there's just certain amounts of constraints of how much you can grow during that period of time. We're pleased with where we're heading. We're just not going to get ahead of ourselves in the outlook.

Avinatan Jaroslawicz
Analyst, UBS Securities LLC

Got it. That makes sense. Enjoy retirement, Steve.

Operator

Thank you. And our next question will come from Alan Mitrani from Sylvan Lake Asset Management. Your line is open.

Alan Mitrani
Analyst, Sylvan Lake Asset Management LLC

Hi. Thank you. And congratulations, Steve. This is, I think, my longest CEO relationship, given how long you've been CEO. It's like separation anxiety. You're going to have to maybe even put that in your…

Steven E. Nielsen
Chief Executive Officer & Director, Dycom Industries, Inc.

I think, Alan, it's my longest investor relationship, too, and I may not have as much separation anxiety.

Alan Mitrani
Analyst, Sylvan Lake Asset Management LLC

Well, we appreciate it. Look forward to working with Dan and the team. One thing that I noticed, besides the slowdown, obviously, at least short term, is the SG&A expense for last year and for this year, it seems like, is growing faster than the revenues. Can you talk about – I realize there's been some transition, there's been multiple acquisitions, and I'm talking about taking out some of these excess costs that you're talking about. Do you see – foresee over the next year or two years, obviously, revenues starting to ramp up faster than SG&A?

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Yeah, Alan, I'll jump in on that. This is Drew. So, as I think you'd highlighted there, we did have some incremental costs in the period that we called out, about $7.1 million of stock comp and some incremental integration costs, about $4.2 million. If you strip those out, we're only up slightly year-over-year. I think what I would say is, as we've been able to grow in the past, we've been able to get some operating leverage out of G&A, and that would be something that I would expect to continue. Happy with what we see in the outlook and the opportunities that are there, and we'll just continue to tightly manage it.

Alan Mitrani
Analyst, Sylvan Lake Asset Management LLC

Yeah, it seems like in the past, you've had these situations where you're spending a little more to anticipate the next big revenue jump. Given that BEAD is coming and also these acquisitions and new opportunities with AI, is that the setup that we're looking at over the next couple of years, the way you envision it? I'm not talking about as a percent of revenue, SG&A has always been fairly contained, and you guys have done a nice job. I'm talking about more just the next step-up in terms of growing the ability to handle $5 billion to $6 billion-plus in revenues instead of where you've been the last few years.

Daniel S. Peyovich
President, Dycom Industries, Inc.

Hey, Alan. This is Dan. Thanks for the question. So, absolutely, first off, we're always working on G&A and tightly managing that. Hopefully, you heard from me today, very excited about the opportunities. Right? We see the data center opportunity, which continues to grow quarter-over-quarter, conversation-over-conversation. We talked about the customers have been very active strategically, some of the combinations. They've been increasing their homes passed. Again, we think that's something else that's going to hopefully play out next year and in the years to come. And then, you add to that BEAD and the other funding programs. So, the growth opportunities appear to be there. We're going to work hard to see if we can capitalize on them.

Alan Mitrani
Analyst, Sylvan Lake Asset Management LLC

Great. And then lastly, there's been a lot of talk, obviously, with the new administration, Elon Musk and Starlink, and you have people talking about the potential, always the fear of BEAD being canceled or some sort of spending clawbacks. Can you talk about – I realize you're further down on the totem pole, but can you just talk a little bit about how that works in terms of the allocation funding coming through the state, the matching with the government, and the ability to delay or push that off? Just what your view is on that?

Daniel S. Peyovich
President, Dycom Industries, Inc.

Yeah. Well, I think the first thing on the alternative technologies, that's always been part of the conversation that predates the pending administration change. So, we've always said that that would play a part, because for some homes, it just is what's going to make the most sense from an economic standpoint. We'll see how that plays out state over state. Again, with Louisiana coming out and showing a very small percentage for satellite, we think that bodes well. Over 95% is going to be fiber. And as we talked about, over $1 billion when you include the money brought in by the subgrantee. So, a lot remains to be scripted.

Obviously, you can't tell the ball on everything that's going to come out of the new administration, but the states are pretty far along. All 50 states have gotten through Phase 2 now. They're all working. We have many of them now working on their subgrantee process, so I think we're all going to learn a lot here in the coming months.

Alan Mitrani
Analyst, Sylvan Lake Asset Management LLC

Thank you. Best of luck.

Daniel S. Peyovich
President, Dycom Industries, Inc.

Thank you.

Operator

Thank you. And our next question comes from Adam Thalhimer from Thompson Davis. Your line is open.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Hey, guys. Thanks for taking the follow-up. AT&T, the awards in the quarter, were those wireless or wireline, and were there any new states in there?

Daniel S. Peyovich
President, Dycom Industries, Inc.

Yeah. Thanks, Adam. This is Dan. Those were wireline. And yes, we were fortunate to pick up some new markets as well.

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Yeah, Adam, we did not list out the wireless in that. This was just new awards and extensions.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Got it. And then Verizon was down sequentially more than I expected in Q3. I was curious if you pulled crews like from those territories for storms, or what drove the sequential decline, considering they want to do more FiOS builds?

Daniel S. Peyovich
President, Dycom Industries, Inc.

Yeah, Adam, not related to storm work. As you know, these builds, sometimes they go a little bit faster, sometimes they go a little bit slower. Certainly excited about our relationship and the work that we continue to do for Verizon. Like I talked about before, we see them getting through and getting the nod for the Frontier combination, we believe that's going be a positive for us.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Okay. And then just lastly, I think I had a note, there were $2.5 million of B&V integration costs in Q4, but I didn't see any in the guidance, so are those not?

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

No, Adam. So, originally, we had guided a little bit higher that we thought was going to come through. The actual integration cost in Q3 was $4.2 million. We've got some modest costs that we would expect in this quarter, and we'll call them out if they're meaningful, but it wasn't notable for purposes of calling out ahead of time.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Got it. Okay. Thank you.

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Thank you.

Operator

Thank you. And I am showing no further questions from our phone lines. I'd now like to turn the conference back to management for closing remarks.

Steven E. Nielsen
Chief Executive Officer & Director, Dycom Industries, Inc.

Thanks, operator. To conclude this, my final call, I have a special word for all of the Dycom team. Since last June, I've traveled across the country to thank hundreds of you in person for all you have done for me. I left each visit in awe of your dedication to our customers, your strong desire to excel, your commitment to the wellbeing of your fellow employees, and most importantly, your integrity doing the right thing, even when no one is watching.

And leaving Dycom, I have always tried to live up to an ancient Chinese proverb. It says, “A leader is best when the people barely know he exists. When his work is done, his aim fulfilled, they will say, we did it ourselves.” And you really did. Today, my work for Dycom is done, my aim for the company fulfilled. Remember in everything, “Serve Customers Skillfully, Deliver Results with Discipline, Accountable in all You Do.” Thanks so much. It's been great.

Daniel S. Peyovich
President, Dycom Industries, Inc.

Thank you, and best wishes, Steve. We thank everybody for joining this morning and look forward to updating you on our annual results the last week of February. Take care.

Operator

Thank you. This does conclude today's conference call. Thank you for your participation. You may now disconnect. Everyone, have a wonderful day.